Amendment History Addendum

This restatement reflects all current provisions of the plan and replaces all previous documents. The information below recognizes changes made to the plan on and after the *** 1997, 1998, 1999, 2000, 2001 *** plan year up to this restatement.

Employer Name: New Horizons Worldwide, Inc.
                   4-47850

Prior to: January 1, 2002

  Previous Provision: Code Section 3401(a) wages for purposes of income tax withholding definition of pay was used for compensation.

  Previous Provision: Eligible employees excluded non-resident aliens with no U.S. source income and independent contractors.

  Previous Provision: Predecessor service was not counted from all predecessor employers for entry and vesting, only named predecessor employers.

  Previous Provision: Age requirement to enter the plan was 21.

  Previous Provision: 15% of pay was the maximum elective deferral contribution.

  Previous Provision: Pay was modified as follows: exclude bonuses and exclude pay before entry date.

  Previous Provision: Qualified nonelective contributions (QNEC) were made to non-highly compensated employees only.

  Previous Provision: Contributions in employer securities were allowed by the plan.

  Previous Provision: Investment in employer securities was allowed by the plan.

  Previous Provision: Life insurance was allowed.

  Previous Provision: Investment in Qualifying Employer Real Property was allowed.

  Previous Provision: Vesting service was calculated using the hours method. A year of vesting service was a vesting service period in which an employee had 1,000 hours of service. Previous Provision: Rule of parity service was excluded.

  Previous Provision: Rollover contributions were allowed in the form of property.

  Previous Provision: Hardship withdrawals were allowed under general hardship rules.

  Previous Provision: Installment payouts were allowed as a form of distribution.

  Previous Provision: Life annuities were; not allowed as a form of distribution.

  Previous Provision: Distributions were allowed in kind.

  Previous Provision: Total and permanent disability was defined as the Participant’s total and permanent inability to meet the requirements of the Participant’s customary employment which can be expected to last for a continuous period of not less than 12 months and can be supported by medical evidence.

Prior to: April 2, 2001

  Previous Provision: Predecessor service for entry and vesting was not counted from New Horizons Computer Learning Center of Atlanta, Inc.

Prior to: October 1, 1999

  Previous Provision: New Horizon Computer Learning Center of Denver, Inc. was not counted in predecessor service for entry and vesting.

Prior to: June 1, 1999

  Previous Provision: Predecessor service for entry and vesting was not counted from New Horizons Computer Learning Center of Nashville, Inc.; of Memphis, Inc.; of San Antonio, Inc.

Prior to: April 1, 1999

  Previous Provision: The plan was known as New Horizon Worldwide 401 (k) Profit Sharing Trust and Plan.

  Previous Provision: Predecessor service for entry and vesting was not counted from New Horizons Computer Learning Center of Albuquerque, Inc.; of Charlotte, Inc.; or of Sacramento, Inc.

Prior to: March 1, 1999

  Previous Provision: Members were allowed to start/change their elective deferral agreement on any quarterly date.

Prior to: January 1, 1999

  Previous Provision: The percentage of elective deferral contributions matched was 25%. Elective deferral contributions that were over 15% of pay were not matched.

Prior to: May 1, 1998

  Previous Provision: Rule of Parity was not applicable for vesting.

Prior to: September 30, 1996

  Previous Provision: New Horizons Computer Learning Center of Cleveland Ltd., L.L.C. was not a participating company.

Prior to: January 24, 1995

  Previous Provision: New Horizons Computer Learning Center of Metropolitan New York, Inc. was not a participating company.

Prior to: January 1,1995

  Previous Provision: New Horizons Computer Learning Center of Chicago, Inc. was not a participating company.

Prior to: January 1,1995

  Previous Provision: New Horizons Computer Learning Center of Santa Ana, Inc. was not a participating company.

California Life and Health Insurance Guarantee Association Act

This policy is NOT covered by The California Life and Health Insurance Guarantee Association

EXCLUSIONS FROM COVERAGE

The following are not covered by the California Life and Health Insurance Guarantee Association:

  Unallocated annuity contracts; that is, contracts which are not issued to and owned by individuals and which guarantee rights to group contract holders, not individuals;

  Employer and association plans, to the extent they are self-funded or uninsured;

  Synthetic guaranteed interest contracts

  Any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk, such as a variable contract sold by prospectus;

  Any policy or reinsurance unless an assumption certificate was issued;

  Interest rate yields that exceed an average rate;

  Any portion of a contract that provides dividends or experience rating credits.

A determination as to whether an insurance contract is covered under the Guarantee Association or whether an annuity contract is allocated or unallocated must initially be made by the insurer based on its knowledge of the specific contract offered.

Also, you are not protected by this Association if:

  The insurer was not authorized to do business in this state when it issued the policy or contract;

  The policy was issued by a health care service plan (HMO), Blue Cross, Blue Shield, a charitable organization, fraternal benefit society, a mandatory state pooling plan, a mutual assessment company, an insurance exchange, or a grants and annuities society;

  (continued on next page)

  You are eligible for protection under the laws of another state. This may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state.

Insurance companies or their agents are required by law to give or send you this notice. However, insurance companies and their agents are prohibited by law from using the existence of the Guarantee Association to induce you to purchase any kind of insurance policy.

If you have questions concerning this Notice, you may contact

California Life and Health Insurance	or	Consumer Service Division
Guarantee Association		California Department of Insurance
P.O. Box 17319		300 South Spring Street
Beverly Hills, CA 90209-3319		Los Angeles, California 90013
(213) 782-0182		(800) 927-4357 or (213) 897-8921

Questions as to specific policies or annuities should be directed to the insurance company offering the product.